For Immediate Release

Contact:                 Investor Relations
Owens Realty Mortgage, Inc.
(925) 239-7001

Owens Realty Mortgage, Inc.
Announces 2015 Dividend Income Tax Treatment

WALNUT CREEK, CA. – February 17, 2016 – Owens Realty Mortgage, Inc. (NYSE MKT: ORM) announced today the tax treatment for ORM’s dividends on its common stock (CUSIP #690828108) for calendar year 2015.

The Federal income tax classification of the 2015 distributions on the Company’s common stock as reported on Form 1099-DIV (as corrected) is set forth in the following table:

Record Date	Payment Date	Total Distribution per Share	Total Distribution Allocable to 2015	Ordinary Dividends Per Share	Return of Capital Per Share
12/31/14	1/14/2015	$0.1200(1)	$0.0319	$0.0319	$0.0000
3/31/2015	4/14/2015	$0.0700	$0.0700	$0.0700	$0.0000
6/30/2015	7/14/2015	$0.1800(2)	$0.1800	$0.1800	$0.0000
9/30/2015	10/14/2015	$0.0800	$0.0800	$0.0800	$0.0000
12/31/2015(3)	1/14/2016	$0.0800	$0.0800	$0.0800	$0.0000

(1) Amount consisted of a $.07 per share special distribution and a $.05 per share regular quarterly distribution. The common stock distribution with a record date of December 31, 2014 was a split-year distribution with $0.0881 allocable to 2014 and $0.0319 allocable to 2015 for federal income tax purposes.
(2) Amount consisted of a $.10 per share special distribution and a $.08 per share regular quarterly distribution.
(3) Pursuant to IRC Section 857(b)(9), cash distributions made on January 14, 2016 with a record date of December 31, 2015 are treated as received by the shareholders on December 31, 2015, to the extent of the Company's tax earnings and profits for 2015.

Stockholders are encouraged to consult with their own tax advisors as to their specific tax treatment of ORM’s dividends.

About Owens Realty Mortgage, Inc.
Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance mortgage company organized to qualify as a real estate investment trust (“REIT”) that focuses on the origination, investment, and management of commercial real estate loans. We provide customized, short-term capital to small and middle-market investors that require speed and flexibility. Our primary objective is to provide investors with attractive current income and long-term shareholder value. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.

Additional information can be found on the Company’s website at www.owensmortgage.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives which are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections. Consequently, readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.

The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.  Additional information concerning these and other risk factors is contained in the Company’s most recent filings with the Securities and Exchange Commission.  All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

SOURCE: Owens Realty Mortgage, Inc.